GENTIUM S.p.A.
AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

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SECTION 16.	EXECUTION	19
	APPENDIX A GENTIUM S.P.A. 2004 ITALY STOCK AWARD SUB-PLAN	1

SECTION 1.	BACKGROUND AND PURPOSE	1

SECTION 2.	DEFINITION AND CONSTRUCTION	1

SECTION 3.	INCORPORATION OF PLAN	2

SECTION 4.	ITALIAN STOCK OPTION TERMS	2
(a)	Italian Stock Option Agreement	2
(b)	Number of Shares	3
(c)	Exercise Price	3
(d)	Exercisability and Term	3
(e)	Withholding Obligations.	3
(f)	Transferability	3

SECTION 5.	ITALIAN STOCK GRANT TERMS	3
(a)	Italian Stock Grant Agreement.	3
(b)	Number of Shares.	3
(c)	Consideration.	3
(d)	Vesting	4
(e)	Withholding Obligations	4
(f)	Transferability	4

SECTION 6.	EFFECT OF A CORPORATE TRANSACTION	4
(a)	Merger or Reorganization	4
(b)	Acceleration	4

SECTION 7.	LIMITATIONS ON RIGHTS	4
(a)	Retention Rights	4
(b)	Shareholders’ Rights	4
(c)	Regulatory Requirements	5

SECTION 8.	DURATION AND AMENDMENTS	5
(a)	Term of the Italy Sub-Plan	5
(b)	Right to Amend, Suspend or Terminate the Italy Sub-Plan	5
(c)	Right to Amend Italian Award	5

SECTION 9.	EXECUTION	5

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GENTIUM S.p.A.
AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE.

The Board adopted the Gentium S.p.A. 2004 Equity Incentive Plan on March 11, 2005 (the “Adoption Date”). The Plan shall become effective as of the date on which Shares are first made available to the general public pursuant to an initial public offering of the Shares (the “IPO Date”). This Gentium S.p.A. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) was adopted by the Board and became effective on July 31, 2006.

In addition, the Board adopted the Gentium S.p.A. Italy Stock Award Sub-Plan on the Adoption Date, subject to approval by the Company’s shareholders, which Gentium S.p.A. Italy Stock Award Sub-Plan became effective as of the IPO Date. The Gentium S.p.A. Amended and Restated Italy Stock Award Sub-Plan (the “Italy Sub-Plan) was adopted by the Board and became effective on July 31, 2006. The Italy Sub-Plan, attached to the Plan as Appendix A, contains the additional provisions that are to be read in conjunction with the Plan and are applicable to Italian Key Employees who are liable for income tax in the Republic of Italy.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Purchase Rights granting Restricted Stock, Stock Units, Stock Bonuses and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

The Plan shall be governed by, and construed in accordance with, the laws of the Republic of Italy. Capitalized terms shall have the meaning provided in Section 2 of the Plan or the Italy Sub-Plan unless otherwise provided in this Plan or the applicable Award Agreement, or other applicable agreement.

On July 31, 2006, the Board resolved upon certain amendments to the Plan, and adopted the text reported hereinbelow.

SECTION 2. DEFINITIONS.

(a) “ADS” means American Depositary Shares issued pursuant to the Deposit Agreement dated June 15, 2005 between the Company and Bank of New York, each ADS representing one Ordinary Share.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any Grant of an Option, SAR, Stock Unit, Stock Bonus or Stock Purchase Right under the Plan.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Grant of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Change In Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) Any transaction as a result of which any person becomes the beneficiary, owner and/or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iii), the term “person” shall indicate any person and/or entity except for:

(A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

(B) A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of ordinary shares of the Company; and

(C) The Company; or

(iv) A complete liquidation or dissolution of the Company.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(i) “Company” means Gentium S.p.A., a stock corporation organized under the laws of the Republic of Italy.

(j) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the outstanding shares thereof immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer, and the 4 (four) other highest compensated officers of the Company.

(m) “Director” means a member of the Board who is also an Employee.

(n) “Disability” means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o) “Employee” means any individual who is an employee of the Company, a Parent, a Subsidiary or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

(r) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If ADSs were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

(ii) If the ADSs were traded over-the-counter on the date in question and were classified as a national market issue or small cap issue, then the Fair Market Value shall be equal to the closing price quoted by the NASDAQ system for such date;

(iii) If the ADSs were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the applicable trading market for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons. It remains understood that, pursuant to the resolution adopted by the Extraordinary Shareholders’ Meeting of the Company on September 30, 2004, the Exercise Price shall not be lower than an amount corresponding to Euro 4.50.

(s) “Grant” means any grant of an Award under the Plan.

(t) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422(b).

(u) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(v) “Non-Employee Director” means a member of the Board who is not an Employee.

(w) “Non-Employee Independent Director” means a Non-Employee Director who:

(i)	is not a current Employee, is not a former Employee who received compensation for prior services in the current year, and has not been an officer of the Company;

(ii)	did not directly or indirectly receive more than $60,000 in remuneration from the Company during the current year, other than director fees; and

(iii)	did not receive more than $60,000 in remuneration from the Company during the prior year, other than director fees.

(x)  “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(y) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(z) “Optionee” means an individual, estate or other entity that holds an Option.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code.

(bb) “Participant” means an individual or estate or other entity that holds an Award.

(cc)  “Plan” means this Gentium S.p.A. Amended and Restated 2004 Equity Incentive Plan as it may be amended from time to time.

(dd)  “Restricted Stock” means a Share awarded under the Plan pursuant to a Stock Purchase Right.

 (ee)  “Restricted Stock Agreement” means the agreement described in Section 8 evidencing Restricted Stock that may be purchased following the Grant of a Stock Purchase Right.

(ff)  “SAR Agreement” means the agreement described in Section 9 evidencing a Grant of a Stock Appreciation Right.

(gg) “Securities Act” means the United States Securities Act of 1933, as amended.

(hh)  “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, Director or Non-Employee Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Service.

(ii) “Share” means one ordinary share of the Company.

(jj) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(kk) “Stock Bonus” means a stock bonus awarded under the Plan.

(ll)“Stock Bonus Agreement” means the agreement described in Section 9 evidencing each Grant of a Stock Bonus.

(mm) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

(nn) “Stock Purchase Right” means the right to acquire Restricted Stock pursuant to Section 8.

(oo) “Stock Unit” means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

(pp) “Stock Unit Agreement” means the agreement described in Section 8 evidencing a Grant of Stock Units.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code.

(rr) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan and the Italy Sub-Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan and Italy Sub-Plan:

(i) to determine from time to time which of the persons eligible under the Plan or the Italy Sub-Plan shall be granted Awards or Italian Awards, as applicable; when and how each Award or Italian Award shall be granted; what type or combination of types of Award or Italian Awards shall be granted; the provisions of each Award or Italian Awards granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to a Award or Italian Award; and the number of Shares with respect to which an Award or Italian Award shall be granted to each such person;

(ii) to construe and interpret the Plan, Italy Sub-Plan, Awards and Italian Awards granted under them, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or the Italy Sub-Plan or in any Award Agreement or Italian Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan and Italy Sub-Plan fully effective;

(iii) to amend the Plan or an Award as provided in Section 15;

(iv) to terminate or suspend the Plan as provided in Section 15; and

(v) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan or Italy Sub-Plan.

(c) Delegation to Committee.

(i) The Board may delegate administration of the Plan to a Committee or Committees of the Board, and the term “Committee” shall apply to persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) With respect to Awards granted to any Covered Employee, the Committee shall consist of those individuals who are outside Non-Employee Independent Directors.

The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not to be outside Non-Employee Independent Directors..

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board are not subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or Italy Sub-Plan or any Award Agreement or Italian Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, except for the case of fraud or gross negligence. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants who are liable for income tax in the United States shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Stock Options. Only Key Employees shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Sections 6(c) and 6(d) with respect to ISOs.

(c) Non-Employee Director Options. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

(i) Each eligible Non-Employee Director elected or appointed after the IPO Date shall automatically be granted an NSO to purchase 10,000 Shares (subject to adjustment under Section 11(a)) as a result of his or her initial election or appointment as a Non-Employee Director. All NSOs granted pursuant to this Section 4(c)(i) shall vest and become exercisable, provided the individual is serving as a Non-Employee Director of the Company as of the vesting date, as follows: one-third of the total Shares subject to the NSO (rounded to nearest whole number) one year from the date of grant, then in 24 equal monthly installments commencing on the date one month and one year after the date of grant

(ii) Upon the conclusion of each regular annual meeting of the Company’s shareholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall receive an NSO to purchase 5,000 Shares (subject to adjustment under Section 11(a)). All NSOs granted pursuant to this Section 4(c)(ii) shall vest and become exercisable provided the individual is serving as a Non-Employee Director of the Company as of the vesting date as follows: one-twelfth of the total Shares subject to the NSO (rounded to nearest whole number) on each monthly anniversary of the date of grant.

(iii) All NSOs granted to Non-Employee Directors under this Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company.

(iv) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, which shall be payable in one of the forms described in Section 7.

(v) All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earlier of:

(A) September 30, 2009; or

(B) The date ninety (90) days after the termination of such Non-Employee Director’s Service for any reason.

SECTION 5. SHARES SUBJECT TO PLAN.

(a) Basic Limitation. Subject to the provisions of Section 11(a), the stock issuable under the Plan and the Italy Sub-Plan shall be authorized but unissued Shares or treasury Shares (the latter, within the limits set forth under Italian law). The aggregate number of Shares reserved for Awards under the Plan and for Italian Awards under the Italy Sub-Plan shall not exceed 1,500,000 Shares; provided, however, that subject to the provisions of Section 11(a) of the Plan, the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,500,000 Shares.

(b) Additional Shares. If Awards or Italian Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards and Italian Awards shall again become available for Awards under the Plan and Italian Awards under the Italy Sub-Plan.

(c) Limits on Options . No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 500,000 Shares. Notwithstanding the foregoing limitation, a Key Employee may receive Options to purchase Shares of up to 600,000 Shares in the first year of a Key Employee’s employment with Company.

(d) Limits on Stock Purchase Rights, Stock Units and Stock Bonuses. No Key Employee shall receive an Award(s) of Stock Purchase Rights, Stock Units and/or Stock Bonuses during any fiscal year covering in excess of 250,000 Shares. Notwithstanding the foregoing limitation, a Key Employee may receive an Award(s) of Stock Purchase Rights, Stock Units and/or Stock Bonuses of up to 500,000 Shares in the first year of a Key Employee’s employment with Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11(a).

(c) Exercise Price. An Option’s Exercise Price shall be established by the Board or the Committee and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than the higher of (i) 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant, and (ii) an amount corresponding, as of the date of exercise, to Euro 4.50 per Share. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event end after September 30, 2009. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company’s right of repurchase over any Shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Board or the Committee may modify, extend or assume outstanding stock options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

(h) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

SECTION 7. PAYMENT FOR OPTION SHARES.

General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be paid in cash at the time when such Shares are purchased.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF STOCK PURCHASE RIGHTS AND STOCK UNITS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of Stock Purchase Rights, in the form of Stock Units, or in any combination of both. Such Awards may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

(b) Restricted Stock and Stock Unit Agreements. Each Grant of a Stock Purchase Right or Stock Units under the Plan shall be evidenced by a Restricted Stock Agreement or Stock Unit Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock or Stock Unit Awards. Restricted Stock or Stock Units shall be issued with cash consideration (which in no event will be lower than Euro 4.50 per share) under the Plan.

(d) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units shall be made in cash. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Grant of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11(a).

(e) Vesting Conditions. Each Grant of Restricted Stock or Stock Units shall become vested upon satisfaction of the conditions specified in the applicable Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement or other events.

(f) Assignment or Transfer of Restricted Stock or Stock Units. Except as provided in Section 14, or in a Restricted Stock Agreement or Stock Unit Agreement, or as required by applicable law, a Restricted Stock or Stock Unit Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock or Stock Unit Awards in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Stock or Stock Unit Awards by will or by the laws of descent and distribution.

(g) Death of Stock Units Recipient. Any Stock Units Award that becomes payable after the Award recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Restricted Stock Agreement.

(i) Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

(j) Stock Units Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(k) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Award recipient and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the recipient other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11(a).

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the recipient’s death, Disability, retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the recipient (or any person having the right to exercise the SAR after his or her death) shall receive cash from the Company. The amount of cash received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10. TERMS AND CONDITIONS OF STOCK BONUSES

(a) Stock Bonus Agreement. Each Grant of a Stock Bonus under the Plan shall be evidenced by a Stock Bonus Agreement between the Award recipient and the Company. Such Stock Bonus Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Bonus Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Bonus Agreement shall specify the number of Shares to which the Stock Bonus pertains and shall provide for the adjustment of such number in accordance with Section 11(a).

(c) Consideration A Stock Bonus shall be issued with cash consideration (which in no event will be lower than Euro 4.50 per share) under the Plan. A Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(d) Vesting The Stock Bonus Agreement shall specify whether the Shares awarded under the Stock Bonus Agreement are subject to a share repurchase right option in favor of the Company in accordance with a vesting schedule to be determined by the Committee, and, in any event, within the limits set forth under Italian law. In the event the Service of a recipient of a Stock Bonus terminates, the Company may reacquire, within the limits set forth under Italian law, any or all of the Shares held by the recipient which have not vested as of the date of termination under the terms of the Stock Bonus Agreement.

(e) Transferability. Except as provided in Section 10 or Stock Bonus Agreement, or as required by applicable law, a Stock Bonus granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(e) shall be void. However, this Section 10(e) shall not preclude a recipient of a Stock Bonus from designating a beneficiary who will receive any outstanding Stock Bonus in the event of the recipient’s death, nor shall it preclude a transfer of a Stock Bonus by will or by the laws of descent and distribution.

(f) Death of Stock Bonus Recipient. Any Stock Bonus that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Bonus under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Bonus that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Trusts. Neither this Section 10 nor any other provision of the Plan shall preclude a recipient of a Stock Bonus from transferring or assigning the Stock Bonus to (a) the trustee of a trust that is revocable by such recipient alone, both at the time of the transfer or assignment and at all times thereafter prior to such recipient death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of a Stock Bonus from such trustee to any person other than the recipient shall be permitted only to the extent approved in advance by the Committee in writing, and the Stock Bonus held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Bonus Agreement, as if such trustee were a party to such Stock Bonus Agreement.

(h) Stock Bonus Voting and Dividend Rights. The holders of Shares deriving from the exercise of a Stock Bonus shall have the same voting, dividend and other rights as the Company’s other shareholders.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence (all without the receipt of consideration), the Board or the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

(i) the number of Shares subject to automatic Grants under Section 4(c); the number of Shares available for future Awards or Italian Awards under Section 5(a); the per person Share limits under Sections 5(c) and (d);

(ii) the number of Shares covered by each outstanding Award or Italian Award; or

(iii) the Exercise Price under each outstanding Option or Italian Stock Option.

Notwithstanding anything in this Plan or the Italy Sub-Plan to the contrary, no adjustment shall be made with respect to any stock split occurring prior to the IPO Date.

(b) Participant Rights. Except as provided in this Section 11, a recipient of an Award or Italian Award shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Merger or Reorganization. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the terms and conditions of the agreement memorializing such Corporate Transaction. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. The Committee may determine, at the time of granting an Award, or thereafter, that such Award shall become fully exercisable as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director of the Company. The Company reserves the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate, or similar means of representations of the Shares, for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

(a) Withholding Obligations. The Company will be entitled to make any applicable withholding or deduction on account of any taxes or social security contributions due on benefits derived from the Plan pursuant to applicable law. A Participant shall make arrangements satisfactory to the Company for the satisfaction of such tax or social security obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective on the IPO Date, subject to the approval of the Company’s shareholders. No Options shall be exercisable until such shareholder approval is obtained. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. The Plan shall terminate on September 30, 2009 or on any earlier date pursuant to Section 15(b) of the Plan.

(b) Right to Amend, Suspend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. The suspension or termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s suspension or termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

(c) Right to Amend Award. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Possible Novative Effects. It remains understood that the adoption by the Board, during the meeting held on July 31, 2006, of the amended version of the Plan reported above did not produce any novative effect pursuant to sections 1230 and 1235 of the Italian Civil Code.

SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

GENTIUM S.p.A.

By:	/s/ Laura Iris Ferro
Title:	Chairperson, Chief Executive Officer & President

APPENDIX A

GENTIUM S.p.A.
AMENDED AND RESTATED
2004 ITALY STOCK AWARD SUB-PLAN

SECTION 1. BACKGROUND AND PURPOSE

The purpose of this Gentium S.p.A. Amended and Restated 2004 Italy Stock Award Sub-Plan (the “Italy Sub-Plan”) is to advance the interest of the Company by enabling it and its operating companies to attract and retain the best available personnel for positions of substantial responsibility in Italy and to provide Italian Key Employees of the Company and its controlling and subsidiary companies, with an opportunity for investment in the Company; thereby giving them an additional incentive to increase their efforts on behalf of the long term success of the Company and its operating companies.

It is intended that Italian Awards granted under the Italy Sub-Plan shall qualify for the favorable tax and social security treatment applicable to stock grants or stock options granted under applicable Italian law and in accordance with the relevant provisions set forth by Italian tax law and the Italian tax administration. The terms of the Italian Sub-Plan shall be interpreted in accordance with the relevant provisions set forth by Italian tax and social security laws, as well as the Italian tax and social security administrations. For Italian Awards granted under the Italy Sub-Plan, any conflict in terms between the Plan and the Italy Sub-Plan shall be governed by the terms in the Italy Sub-Plan.

SECTION 2. DEFINITION AND CONSTRUCTION

All capitalized terms used in this Italy Sub-Plan shall have the meaning ascribed to them in either the Italy Sub-Plan or the Plan. Terms not defined in the Italy Sub-Plan or the Plan, shall be given their normal and ordinary meaning.

(a) “Italian Employee” means any individual employed by the Company or a controlling or subsidiary company who resides in the Republic of Italy and who is liable for income tax in the Republic of Italy.

(b) “Exercise Price” means (1) when the Company’s ADSs are traded on a regulated market as defined under applicable Italian law, the average of the closing price quoted by the NASDAQ system over the preceding 30 days and (2) when the Company’s ADSs are not on a regulated market as defined under applicable Italian law, the proportionate value of the net worth of the Company determined by the Board in good faith and on such basis as it deems appropriate, taking applicable regulations into account. It remains understood that in no event the Exercise Price will be lower than Euro 4.50.

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(c) “Italy Sub-Plan” means the provisions contained herein as Appendix A the Plan to be known as the Gentium S.p.A. 2004 Italy Stock Award Sub-Plan, as the same may be amended from time to time.

(d) “Italian Award” means an Italian Stock Option or an Italian Stock Grant.

(e) “Italian Award Agreement” means a written agreement between the Company and an Italian Key Employee evidencing the terms and conditions of a grant of an individual Italian Award. Each Italian Award Agreement shall be subject to the terms and conditions of the Italy Sub-Plan.

(f) “Italian Key Employee” means an Italian Employee who is liable for income tax in Italy or any person eligible to receive an Italian Award under Articles 2349 and 2441 of the Italian Civil Code who is liable for income tax in Italy and who has been selected by the Committee to receive an Italian Award under the Italy Sub-Plan.

(g) “Italian Stock Grant” means a stock grant to acquire Shares pursuant to Article 2349 of the Italian Civil Code.

(h) “Italian Stock Grant Agreement” means the agreement described in Section 5 of the Italy Sub-Plan.

(i) “Italian Stock Option” means a stock option to acquire Shares pursuant to Article 2441 of the Italian Civil Code.

(j) “Italian Stock Option Agreement” means the agreement described in Section 4 of the Italy Sub-Plan.

SECTION 3. INCORPORATION OF PLAN

This Italy Sub-Plan shall be ancillary to the Plan. The provisions of this Italy Sub-Plan shall be applicable only to Italian Key Employees who have or shall have a liability for Italian income tax with respect to an Italian Award For the avoidance of doubt, this Italy Sub-Plan does not apply to any Key Employee or Participant who does not have Italy income tax liability with respect to their Award.

SECTION 4. ITALIAN STOCK OPTION TERMS

(a) Italian Stock Option Agreement. Each grant of an Italian Stock Option under the Italy Sub-Plan shall be evidenced by an Italian Stock Option Agreement between the Italian Key Employee and the Company. Such Italian Stock Option shall be subject to all applicable terms and conditions of the Italy Sub-Plan and may be subject to any other terms and conditions that are not inconsistent with the Italy Sub-Plan and that the Board deems appropriate for inclusion in an Italian Stock Option Agreement. The provisions of the various Italian Stock Option Agreements entered into under the Italy Sub-Plan need not be identical.

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(b) Number of Shares. Each Italian Stock Option Agreement shall specify the number of Shares that are subject to the Italian Stock Option and shall provide for the adjustment of such number in accordance with Section 11(a) of the Plan. Notwithstanding the foregoing, no Italian Key Employee shall receive Italian Stock Options to purchase Shares in excess of 10% of the voting rights in the annual meeting of shareholders or 10% of the capital or equity of the Company.

(c) Exercise Price. An Italian Stock Option’s Exercise Price shall be established by the Board and set forth in the Italian Stock Option Agreement.

(d) Exercisability and Term. Each Italian Stock Option Agreement shall specify the date when all or any installment of the Italian Stock Option is to become exercisable. The Italian Stock Option Agreement shall also specify the term of the Italian Stock Option, provided that the Italian Stock Option shall terminate prior to the end of its term if the Italian Key Employee’s Service with the Company terminates. No Italian Stock Option can be exercised after the expiration date provided in the applicable Italian Stock Option Agreement.

(e) Withholding Obligations. The recipient of an Italian Stock Option shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Italian Stock Option. The Company shall not be required to issue any Shares until such obligations are satisfied.

(f) Transferability. Except as otherwise provided in the applicable Italian Stock Option Agreement and then only to the extent permitted by applicable law, no Italian Stock Option shall be transferable by the Italian Key Employee other than by will or by the laws of descent and distribution. No Italian Stock Option or interest therein may be assigned, pledged or otherwise offered as security by the Italian Key Employee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 5. ITALIAN STOCK GRANT TERMS

(a) Italian Stock Grant Agreement. Each grant of an Italian Stock Grant under the Italy Sub-Plan shall be evidenced by an Italian Stock Grant Agreement between the Italian Key Employee and the Company. Such Italians Stock Grant Agreement shall be subject to all applicable terms of the Italy Sub-Plan and may be subject to any other terms that are not inconsistent with the Italy Sub-Plan. The provisions of the various Italian Stock Grant Agreements entered into under the Italy Sub-Plan need not be identical.

(b) Number of Shares. Each Italian Stock Grant Agreement shall specify the number of Shares to which the Italian Stock Grant pertains and shall provide for the adjustment of such number in accordance with Section 11(a) of the Plan.

(c) Consideration. An Italian Stock Grant shall be awarded in consideration for past services actually rendered to the Company or any of its controlling or subsidiary companies.

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(d) Vesting The Shares awarded under an Italian Stock Grant shall be subject to forfeiture in accordance with a vesting schedule to be determined by the Board.

(e) Withholding Obligations The recipient of an Italian Stock Grant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Italian Stock Grant. The Company shall not be required to issue any Shares until such obligations are satisfied.

(f) Transferability Except as otherwise provided in the applicable Italian Stock Grant Agreement and then only to the extent permitted by applicable law, no Italian Stock Grant shall be transferable by the Italian Key Employee. No Italian Stock Grant or interest therein may be assigned, pledged or otherwise offered as security by the Italian Key Employee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 6. EFFECT OF A CORPORATE TRANSACTION.

(a) Merger or Reorganization. In the event that the Company is a party to a Corporate Transaction, outstanding Italian Awards shall be subject to the terms and conditions of the agreement memorializing such Corporate Transaction. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Italian Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. The Board may determine, at the time of granting an Italian Award, or thereafter, that such Italian Award shall become fully exercisable as to all Shares subject to such Italian Award in the event that a Change in Control occurs with respect to the Company.

SECTION 7. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Italy Sub-Plan nor any Italian Award granted under the Italy Sub-Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company and its controlling and subsidiary companies. The Company and its controlling and subsidiary companies reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Shareholders’ Rights. A recipient of an Italian Award shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Italian Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11 of the Plan.

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(c) Regulatory Requirements. Any other provision of the Italy Sub-Plan notwithstanding, the obligation of the Company to issue Shares under the Italy Sub-Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Italian Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 8. DURATION AND AMENDMENTS.

(a) Term of the Italy Sub-Plan. The Italy Sub-Plan shall become effective on the IPO Date, subject to the approval of the Company’s shareholders. No Italian Stock Option shall be exercisable until such shareholder approval is obtained. In the event that the shareholders fail to approve the Italy Sub-Plan, any Italian Awards made shall be null and void and no additional Italian Awards shall be made. The Italy Sub-Plan shall terminate on September 30, 2009.

(b) Right to Amend, Suspend or Terminate the Italy Sub-Plan. The Board may amend, suspend or terminate the Italy Sub-Plan at any time and for any reason. The suspension or termination of the Italy Sub-Plan, or any amendment thereof, shall not affect any Italian Award previously granted under the Italy Sub-Plan. No Italian Awards shall be granted under the Italy Sub-Plan after the Italy Sub-Plan’s suspension or termination. An amendment of the Italy Sub-Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

(c) Right to Amend Italian Award The Board at any time, and from time to time, may amend the terms of any one or more Italian Awards; provided, however, that the rights under any Italian Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the recipient of such Italian Award and (ii) the recipient of such Italian Award consents in writing.

SECTION 9. EXECUTION.

To record the adoption of the Italy Sub-Plan by the Board, the Company has caused its duly authorized officer to execute this Italy Sub-Plan on behalf of the Company.

GENTIUM S.p.A.

By:	/s/ Laura Iris Ferro
Title:	Chairperson, Chief Executive Officer & President

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